Exhibit 99.1

                                                                  ITT Industries


Press Release
                                                        4 West Red Oak Lane
                                                        White Plains, NY  10604
                                                        tel 914 641.2000
                                                        tax 914 696.2950
FOR IMMEDIATE RELEASE
Contact:
Millie Rogers
703-790-6336
millie.rogers@itt.com


                     ITT Industries Completes Acquisition of
                      Kodak's Remote Sensing Systems (RSS)


o ITT Industries' new Space Systems Division well positioned to address opportunities available in $6 billion science, government and commercial remote sensing markets.

o RSS is ITT's third strategic acquisition in 2004, following plan to acquire companies that fit within core businesses.

White Plains, New York - August 13, 2004 - ITT Industries, Inc. (NYSE: ITT) today announced that it has completed its purchase of the Remote Sensing Systems
(RSS) business from Eastman Kodak Company for $725 million in cash. The acquisition significantly broadens ITT Industries' well-established space payload and service product offering for U.S. military as well as other government, commercial and scientific customers. The RSS business is a leading supplier of high-resolution satellite imaging systems and information services. The combination of the two businesses will create a full-spectrum satellite payload provider with the latest visible and infrared satellite imaging technology to serve the $6 billion remote sensing market.

"The completion of this acquisition establishes ITT Industries as a world leader in space-based imaging systems, with RSS' imaging and image information processing capabilities complementing ITT's weather and navigational payload and ground-based services offering," said Henry Driesse, President of ITT Industries Defense Electronics & Services. "The combined imaging businesses, to be called the Space Systems Division, will be developing and integrating a full spectrum of space-based sensors and image information services for government, commercial and scientific applications, a market segment we have long recognized as having strong growth potential."



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                                                                  ITT Industries

Driesse noted that with the acquisition, the company will be better positioned to compete for a number of new programs, including the next generation weather satellites, high-resolution imagery and small satellite applications for scientific and intelligence missions.

"Our combined expertise in radio frequency, infrared and optical systems ensure that we will have technology leadership well into the future," Driesse said. "We anticipate being able to provide customers with a broader array of products and services."

The ITT Industries Space Systems offering includes:

o Sophisticated meteorological imagers and sounders used to track severe weather patterns for both commercial and military applications

o Payload systems and components that have been part of every U.S. GPS navigation system ever launched

o Intelligence, Surveillance and Reconnaissance (ISR) imaging systems that collect images and related information critical to our national security

o Image information services that provide productivity enhancements to help analysts generate, visualize, utilize and disseminate that information

o Leading software technologies that provide data visualization, image processing and data analysis capabilities.

o Commercial remote sensing and systems that provide high quality imagery information for a variety of applications from municipal planning and development to environmental monitoring.

o Space science systems that provide scientists and researchers with imagery and data necessary to understand our universe.

ITT Industries expects that its acquisition of the RSS business will be modestly accretive to ITT Industries' earnings in the full year 2004. The company reaffirmed that it expects full year 2004 EPS to be near the top of its forecast range of $4.40 - $4.50 per share.


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                                                                  ITT Industries

RSS is the third significant strategic acquisition completed by ITT Industries in 2004, following the company's long-held strategy of acquiring companies within or adjacent to their existing strong core businesses. In January, ITT Industries completed its acquisition of Germany-based WEDECO Water Technology, the leading provider of UV and Ozone oxidation equipment for the water treatment market, and Shanghai-based Hengtong Water Technology.

About ITT Industries

ITT Industries, Inc. (www.itt.com) is a $6 billion global multi-industry company based in White Plains, NY. ITT supplies advanced technology products and services in key markets including: fluid and water management including water treatment; defense communication, opto-electronics, information technology and services; electronic interconnects and switches; and other specialty products.

In addition to the New York Stock Exchange, ITT Industries stock is traded on the Midwest, Pacific, London, Paris and Frankfurt exchanges.

Certain material presented herein consists of forward-looking statements which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Such factors include general economic conditions, foreign currency exchange rates, competition and other factors all as more thoroughly set forth in Item 1. Business and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Form 10-K Annual Report for the fiscal year ended December 31, 2003, and other of its filings with the Securities and Exchange Commission.

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